UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2022

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park Suite 202 Newton, Massachusetts	02462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement

On July 12, 2022, Allena Pharmaceuticals, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with a single accredited investor (the “Subscriber”), pursuant to which the Company agreed to issue and sell one hundred (100) shares of the Company’s Series F Non-Convertible Preferred Stock, par value $0.001 per share (the “Series F Non-Convertible Preferred Stock”), to the Purchaser for $100.00 in cash. The sale was completed and settled on July 12, 2022. The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series F Non-Convertible Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Subscriber in the Subscription Agreement, the offering and sale of the Series F Non-Convertible Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

On May 4, 2022, the Company issued and sold to a single purchaser shares of Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”). In connection therewith, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 1,436.0688 shares out of the Company’s authorized but unissued shares of its preferred stock as Series D Convertible Preferred Stock, and a Certificate of Designation with the Secretary of State of the State of Delaware designating 1,436.0688 shares out of the Company’s authorized but unissued shares of its preferred stock as Series E Convertible Preferred Stock. As of the date of this Current Report on Form 8-K all of these shares have been converted into shares of the Company’s common stock, par value $0.001 per share, and are no longer outstanding.

On July 12, 2022, immediately prior to filing the Certificate of Designation referenced below, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware which, effective upon filing, eliminated all matters set forth in the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series E Convertible Preferred Stock previously filed by the Company.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series F Non-Convertible Preferred Stock

On July 12, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating, effective as of the time of filing, the rights, preferences, privileges and restrictions of one hundred (100) shares of Series F Non-Convertible Preferred Stock. The Certificate of Designation provides that each share of Series F Non-Convertible Preferred Stock will have 80,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock, and on any proposal to adjourn any meeting of stockholders called for the purpose of voting on such proposal. The Series F Non-Convertible Preferred Stock will be voted, automatically and without action by the holder, on any such proposals in the same proportion as shares of common stock are voted. The Series F Non-Convertible Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Series F Non-Convertible Preferred Stock is not convertible into shares of the Company’s common stock or any other class or series of stock of the Company. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series F Non-Convertible Preferred Stock shall be entitled to receive, in priority to any distributions to the holders of Common Stock, out of the assets, whether capital or surplus, of the Company an amount equal to $0.01 per share, or $1.00 in the aggregate. The holder of the Series F Non-Convertible Preferred Stock will not be entitled to receive dividends of any kind.

Unless prohibited by Delaware law by virtue of a lack of sufficient surplus, legally available funds or otherwise and subject to the fiduciary duties of the Board of Directors of the Company, the outstanding shares of Series F Non-Convertible Preferred Stock may be redeemed at any time following the effectiveness of the reverse stock split upon the order of the Board of Directors in its sole discretion. Upon such redemption, the holders of the Series F Non-Convertible Preferred Stock will receive consideration of $1.00 per share in cash.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Rescheduled Special Meeting to Approve Reverse Stock Split

On July 5, 2022, the Company announced that it had rescheduled its special meeting to, among other things, consider and vote on a proposed amendment to its amended and restated certificate of incorporation, as amended, in order to effect a reverse stock split of its issued and outstanding common stock.

The Company has rescheduled the special meeting to August 4, 2022 and declared a new record date of the close of business on July 12, 2022 for the special meeting. Only stockholders of record holding shares of our Common Stock or Series F Non-Convertible Preferred Stock as of the close of business on the new record date are entitled to notice of, and to vote at, the special meeting or any adjournments thereof. The Company will mail a notice of meeting, original proxy statement and proxy statement supplement to stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution, in each case as of the new record date.

The Company issued a press release announcing the rescheduled special meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Elimination dated July 12, 2022

3.2	Certificate of Designation of Series F Non-Convertible Preferred Stock dated July 12, 2022

10.1	Form of Subscription and Investment Representation Agreement dated July 12, 2022

99.1	Press Release dated July 12, 2022

104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard Katz, M.D.
Chief Financial Officer